UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 18, 2007
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)

Montana	33-64304	81-0331430

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT		59116

(Address of principal executive offices)		(Zip Code)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 18, 2007, First Interstate BancSystem, Inc. (the “Registrant”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with First Western Bancorp, Inc. (“First Western”), a bank holding company headquartered in Huron, South Dakota, to acquire First Western’s banking and related data service subsidiaries. Pursuant to the Purchase Agreement, the Registrant will purchase 100% of the outstanding stock of The First Western Bank Sturgis, Sturgis, South Dakota; First Western Bank, Wall, South Dakota; and First Western Data, Inc., a South Dakota corporation. The First Western banks consist of 18 branch offices serving twelve communities in western South Dakota, and have combined total assets of approximately $1 billion.
     Pursuant to the Purchase Agreement, the Registrant will pay consideration of approximately $251,000,000, consisting of cash of approximately $201,000,000 and 5,000 shares of newly issued noncumulative perpetual preferred stock (“Preferred Stock”) with an aggregate value of $50,000,000. The purchase price is subject to certain capital, financing and other adjustments, the amount of which will be determined as of the close of business on the last day of the calendar month preceding the closing date of the transaction. The transaction is expected to close during first quarter 2008. Consummation of the transaction is subject to regulatory approval, First Western shareholder approval, additional financing by the Registrant, and other customary closing conditions. The Registrant intends to raise additional cash of approximately $151,000,000 to complete the acquisition through debt funding sources, which may include the issuance of senior notes, subordinated debentures, trust preferred securities or a combination thereof. The Purchase Agreement includes standard representations, warranties, covenants and indemnification provisions.
     The foregoing description of the Purchase Agreement and the transactions contemplated thereby include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding the intended acquisition, the expected closing date of the transaction, and the amount and type financing to be obtained. All forward-looking statements involve assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or anticipated therein. Among the factors that could cause actual results to differ materially from the forward-looking statements are (i) the possibility that the Purchase Agreement is not consummated on or before the anticipated closing date or anytime thereafter due to the failure to obtain financing, regulatory approval, First Western shareholder approval or a failure of other closing conditions, (ii) the potential breach of the Purchase Agreement by one or more of the parties thereunder, and (iii) the possible termination of the Purchase Agreement. Readers are cautioned not to place undue reliance on any forward-looking statement. The Registrant undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which this statement is made or to reflect the occurrence of unanticipated events.
     A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The description of the Purchase Agreement set forth above is qualified in its entirety by reference to the full text of the Purchase Agreement.
     A description of the Preferred Stock to be issued pursuant to the Purchase Agreement is included in Item 3.02 below.

Item 3.02 Unregistered Sales of Equity Securities.
     Upon closing of the Purchase Agreement described in Item 1.01 above, the Registrant will issue 5,000 shares of Preferred Stock with an aggregate value of $50,000,000 to First Western in partial consideration for the acquisition of its banking and related data service subsidiaries. This issuance will be made in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.
     The Preferred Stock is no par 6.75% Series A noncumulative redeemable preferred stock. The Preferred Stock ranks senior to the Registrant’s common stock and to all equity securities issued by the Registrant with respect to dividend and liquidation rights. Holders of the Preferred Stock are entitled to receive, when and if declared by the Registrant’s Board of Directors, noncumulative cash dividends at an annual rate of $675 per share. Holders of the Preferred Stock are entitled to elect two directors in the event dividends are not paid for three consecutive quarters. The Registrant may, at its option, redeem all or any part of the Preferred Stock at any time after the fifth anniversary of the date issued, subject to certain conditions. Following the tenth anniversary of the date issued, the Preferred Stock may be converted, at the option of the holder, into shares of the Registrant’s common stock at a ratio of 80 shares of common stock for every one share of Preferred Stock. The Preferred stock is subject to the indemnification obligations of First Western and the setoff rights of the Registrant pursuant to the Purchase Agreement.
     A copy of the Statement of Designations, Rights, Preferences and Limitations for the Preferred Stock (“Statement of Designations”) is attached as Exhibit A to the Purchased Agreement filed as Exhibit 2.1 hereto. The description of the Preferred Stock set forth above is qualified in its entirety by reference to the full text of the Statement of Designations.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
2.1	Stock Purchase Agreement by and between First Interstate BancSystem, Inc. and First Western Bancorp., Inc.

In accordance with Item 601(b)(2) of Regulation S-K, all exhibits and schedules other than Exhibit A to the Stock Purchase Agreement are omitted. The Registrant agrees to furnish supplementally a copy of any omitted exhibits and schedules to the Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 18, 2007

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

2.1	Stock Purchase Agreement by and between First Interstate BancSystem, Inc. and First Western Bancorp., Inc.

In accordance with Item 601(b)(2) of Regulation S-K, all exhibits and schedules other than Exhibit A to the Stock Purchase Agreement are omitted. The Registrant agrees to furnish supplementally a copy of any omitted exhibits and schedules to the Commission upon request.